EXHIBIT 10.4
IRON MOUNTAIN INCORPORATED
DIRECTORS DEFERRED COMPENSATION PLAN
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FIRST AMENDMENT
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Iron Mountain Incorporated (the “Company”) hereby amends the Iron Mountain Incorporated Directors Deferred Compensation Plan, adopted effective as of March 1, 2008 (the “Plan”), effective as of December 10, 2010.
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1.Section 2.17 shall be amended in its entirety as follows:
2.17    “Fees” means any annual, chairperson or other retainer or any meeting fees of a Participant that, but for deferral hereunder, would be payable in cash.
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2.Article 2 shall be amended by adding the following new Section 2.23A:
2.23A    “Stock Grants” means an award of Restricted Stock Units or Performance Units issued in accordance with the Iron Mountain Incorporated Compensation Plan for Non-Employee Directors, as amended and in effect from time to time.
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3.Section 5.1(a) shall be amended in its entirety as follows:
(a)    In general. A Participant may irrevocably defer the payment to him by the Company of from five to 100 percent (in one percent increments) of any Fees. A Participant may also irrevocably defer from five to 100 percent (in one percent increments) of the shares to be delivered at the settlement of any vested Stock Grant. No deferral shall be effective unless the Participant has completed and returned a Deferral Form to the Committee or its designee on or prior to November 30 (or such other date not later than December 31 that the Committee may specify) of the year prior to the Plan Year in which the Fees are earned or for which the Stock Grant is awarded.
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4.Section 5.1(b) shall be amended in its entirety as follows:
(b)    New Participant. Notwithstanding Section 5.1(a), a person who first becomes eligible to participate in the Plan after the beginning of a Plan Year shall be entitled to make an election under this Plan within thirty days after the date he becomes eligible to participate in the Plan. Any election shall be applicable solely to Fees and Stock Grants related to services performed subsequent to the date that the election is filed; provided, however, that no portion of any retainer fee may be deferred for the quarter in which such election is made and only a pro-rata portion of a Stock Grant (based on the ratio of the number of days between the election date and the date on which the Stock Grant is scheduled to vest to the total number of days between the date the Stock Grant was awarded and the date on which it is scheduled to vest) may be deferred. A Participant shall not be entitled to make an election under this Section 5.1(b) in the event he is a participant in any other nonqualified deferred compensation plan of the same category that is maintained by the Company or any Subsidiary and that is required to be aggregated for purposes of Section 409A of the Code and regulations issued thereunder.
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5.Section 5.3 of the Plan shall be amended by adding the phrase “or Stock Grant”          after the phrase “of his Fees” in the first sentence thereof.
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6.Section 5.4 of the Plan shall be amended in its entirety as follows:
5.4    Deferred Compensation Always Fully Vested. The amount of a Participant’s Deferred Compensation shall always be and remain fully vested and nonforfeitable by him; provided, however, that amounts deferred with respect to a Stock Grant shall vest on the same schedule that a Stock Grant that has not been deferred would vest.
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7.Section 5.6(b)(1) shall be replaced in entirety as follows:
(b)    Timing.
(1)Hypothetical Acquisitions. As long as the Company maintains a Rabbi Trust, the Company shall remit cash and/or Common Stock, as agreed to by the Committee and the trustee, representing the compensation deferred under this Plan to the trustee of the Rabbi Trust on a quarterly basis. The trustee shall acquire shares of Common Stock as soon as practicable following its receipt of any

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cash. In general, it is contemplated that the Company shall remit compensation deferred to the trustee at the same time it remits a cash payment of Fees or settles a Stock Grant to any member of the Board who is eligible for but does not otherwise elect to participate in the Plan, or within ten business days following the close of a calendar quarter if no such cash payment is issued. If no Rabbi Trust is maintained, the compensation deferred under this Plan shall be treated as hypothetically invested in Common Stock as of the date specified in the preceding sentence and calculated using the Fair Market Value of the Common Stock on the date in question.
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8.Except as hereinabove specifically amended, all provisions of the Plan, as previously amended, shall continue in full force and effect; provided, however, that the Company hereby reserves the power from time to time to further amend the Plan.
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IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed in its name and on its behalf this 21st day of December, 2010.
IRON MOUNTAIN INCORPORATED
By: /s/ Anne Drapeau

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